UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

ADAMAS TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Park Avenue

New York, New York 10016

(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	ADAM	NASDAQ Stock Market

8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	ADAMN	NASDAQ Stock Market

7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	ADAMM	NASDAQ Stock Market

6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	ADAML	NASDAQ Stock Market

7.000% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	ADAMZ	NASDAQ Stock Market

9.125% Senior Notes due 2029	ADAMI	NASDAQ Stock Market

9.125% Senior Notes due 2030	ADAMG	NASDAQ Stock Market

9.875% Senior Notes due 2030	ADAMH	NASDAQ Stock Market

9.250% Senior Notes due 2031	ADAMO	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Common Stock ATM Program

On June 12, 2026, Adamas Trust, Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with JonesTrading Institutional Services LLC, BTIG, LLC and B. Riley Securities, Inc., as sales agents (the “Agents”), pursuant to which the Company may offer and sell, from time to time, shares of the Company’s common stock, par value $0.01 per share, having a maximum aggregate offering price of up to $250,000,000 (the “Offered Stock”).

Pursuant to the Equity Distribution Agreement, the Offered Stock may be offered and sold from time to time through the Agents in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including, without limitation, in ordinary brokers' transactions, on or through the Nasdaq Global Select Market, the existing trading market for the Offered Stock, or any other market venue where the securities may be traded, to or through a market maker other than on an exchange, in privately negotiated transactions (including block trades), or through a combination of any such methods of sale, or, if specified in a written notice from the Company, by any other method permitted by law. Under the terms of the Equity Distribution Agreement, the Company may also sell the Offered Stock to an Agent as principal for its own account at a price agreed upon at the time of sale. If the Company sells shares of the Offered Stock to an Agent as principal, the Company will enter into a separate written agreement with such Agent. Under the Equity Distribution Agreement, each Agent will be entitled to compensation of up to 2.0% of the gross proceeds from the sale of shares of the Offered Stock sold through such Agent pursuant to the terms of the Equity Distribution Agreement. The Company has no obligation to sell, and the Agents have no obligation to buy or sell, any of the Offered Stock under the Equity Distribution Agreement and the Company or the applicable Agent may at any time suspend solicitations and offers under the Equity Distribution Agreement.

The Company expects to use the net proceeds from the sales of the Offered Stock for general corporate purposes, which may include, among other things, acquiring its targeted assets and various other types of mortgage-, residential housing- and credit-related assets that the Company may target from time to time, and general working capital purposes.

The Offered Stock will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-290073). The Company filed a prospectus supplement, dated June 12, 2026, to the prospectus, dated September 16, 2025, with the Securities and Exchange Commission in connection with the offer and sale of the Offered Stock.

The Equity Distribution Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference. The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the Equity Distribution Agreement filed herewith as an exhibit to this Current Report on Form 8-K.

In connection with the filing of the Equity Distribution Agreement, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the opinion of its Maryland counsel, Vinson & Elkins L.L.P.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
1.1†	Equity Distribution Agreement, dated June 12, 2026, by and between the Company and JonesTrading Institutional Services LLC, BTIG, LLC and B. Riley Securities, Inc.

5.1†	Opinion of Vinson & Elkins L.L.P. regarding legality of the Offered Stock.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

2

Exhibit	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL).

†      Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADAMAS TRUST, INC.
(Registrant)

Date: June 12, 2026	By:	/s/ Kristine R. Nario-Eng
Kristine R. Nario-Eng
Chief Financial Officer

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